Exhibit 24
Registration Statement
Limited Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of Ball Corporation, an Indiana corporation, hereby constitute and appoint John A. Hayes, Scott C. Morrison, and Shawn M. Barker, and any one or all of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation the S-8 Registration Statement of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to sign any amendment or amendments (including pre-effective and post-effective amendments) to such S-8 Registration Statement in the matter of the Corporation's 2013 Amended and Restated Stock and Cash Incentive Plan, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact or any one of them, as herein authorized.

Date:  April 26, 2017

/s/ John A. Hayes		/s/ Robert W. Alspaugh
John A. Hayes	Officer	Robert W. Alspaugh	Director

/s/ Scott C. Morrison		/s/ Michael J. Cave
Scott C. Morrison	Officer	Michael J. Cave	Director

/s/ Shawn M. Barker		/s/ Hanno C. Fiedler
Shawn M. Barker	Officer	Hanno C. Fiedler	Director

/s/ John A. Hayes
		John A. Hayes	Chairman of the Board and Director

/s/ Daniel J. Heinrich
		Daniel J. Heinrich	Director

/s/ R. David Hoover
		R. David Hoover	Director

/s/ Georgia R. Nelson
		Georgia R. Nelson	Director

/s/ Cynthia A. Niekamp
		Cynthia A. Niekamp	Director

/s/ George M. Smart
		George M. Smart	Director

/s/ Theodore M. Solso
		Theodore M. Solso	Director

/s/ Stuart A. Taylor II
		Stuart A. Taylor II	Director